Exhibit 99.2




                           360 Communications Company



           UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND CASH FLOWS
              for the interim periods ended June 30, 1998 and 1997
                                      and
                     UNAUDITED CONSOLIDATED BALANCE SHEET
                              as of June 30, 1998





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

                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                                         June 30,   December 31,
                          ASSETS                           1998        1997
                          ------                       ------------ ------------
Current Assets                                          (Unaudited)
Cash and cash equivalents                              $    13,235  $     3,471
Accounts receivable, less allowances
  of $5,927 and $6,602, respectively                       115,082      100,472
Other receivables                                           29,120       26,981
Unbilled revenue                                            39,855       35,618
Inventory                                                   25,219       34,354
Deferred income taxes                                       16,628       15,220
Prepaid expenses and other                                   8,592       14,051
                                                       -----------  -----------
    Total current assets                                   247,731      230,167
                                                       -----------  -----------

Property, plant and equipment                            1,832,269    1,750,097
Less: accumulated depreciation                             646,911      561,140
                                                       -----------  -----------
Property, plant and equipment, net                       1,185,358    1,188,957
                                                       -----------  -----------

Investments in unconsolidated entities                     477,661      459,669
Intangibles, net                                         1,032,024    1,045,007
Other assets                                                30,700       18,124
                                                       -----------  -----------
    Total assets                                       $ 2,973,474  $ 2,941,924
                                                       ===========  ===========

              LIABILITIES AND SHAREOWNERS' EQUITY
              -----------------------------------
Current Liabilities
Trade accounts and other payables                      $   165,952  $   241,127
Short-term borrowings                                        7,200       18,150
Advance billings                                            33,844       31,779
Accrued taxes                                               36,213       17,846
Accrued agent commissions                                   10,380       11,923
Other                                                       36,112       46,386
                                                       -----------  -----------
    Total current liabilities                              289,701      367,211
                                                       -----------  -----------

Long-term debt                                           1,823,342    1,825,347
                                                       -----------  -----------

Deferred Credits and Other Liabilities
Deferred income taxes                                       84,772       60,470
Postretirement and other benefit obligations                 6,659        6,347
                                                       -----------  -----------
    Total deferred credits and other liabilities            91,431       66,817
                                                       -----------  -----------

Minority interests in consolidated entities                171,972      173,248
                                                       -----------  -----------

Shareowners' Equity
Common stock ($.01 par value: 1,000,000,000 shares
  authorized; issued and outstanding 121,443,845
  shares in 1998 and 121,267,127 shares in 1997)             1,233        1,233
Additional paid-in capital                                 777,533      774,938
Accumulated deficit                                       (148,199)    (229,437)
Treasury Stock, at cost (1,920,303 shares in 1998
  and 2,097,021 shares in 1997)                            (33,539)     (37,433)
                                                       -----------  -----------
    Total shareowners' equity                              597,028      509,301
                                                       -----------  -----------
    Total liabilities and shareowners' equity          $ 2,973,474  $ 2,941,924
                                                       ===========  ===========


     The accompanying Notes are an integral part of the Consolidated Financial Statements.

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


                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                            For the Three Months    For the Six Months
                                                Ended June 30,        Ended June 30,
                                            -------------------     ------------------
                                               1998       1997        1998      1997
                                            --------- ---------     --------- --------
Operating Revenues
Service revenues                            $385,072  $328,834      $726,647  $622,804
Equipment sales                               13,541    11,428        26,801    24,304
                                            --------  --------      --------  --------
     Total operating revenues                398,613   340,262       753,448   647,108
                                            --------  --------      --------  --------

Operating Expenses
Cost of service                               43,757    40,283        84,549    81,772
Cost of equipment sales                       25,430    24,394        53,864    52,843
Other operations expense                      16,947    17,012        34,820    32,005
Sales, marketing and advertising expenses     66,937    55,673       123,323   116,254
General, administrative and other expenses    90,622    80,207       172,295   153,299
Depreciation and amortization                 50,729    46,833       100,562    92,362
                                            --------  --------      --------  --------
     Total operating expenses                294,422   264,402       569,413   528,535
                                            --------  --------      --------  --------

Operating Income                             104,191    75,860       184,035   118,573
Interest expense                             (33,581)  (32,843)      (66,840)  (64,033)
Minority interests in net income
   of consolidated entities                  (17,911)  (16,208)      (31,558)  (25,917)
Equity in net income of
   unconsolidated entities                    16,276    14,755        32,450    27,918
Other income (expense), net                    1,060       (27)       31,596     2,987
                                            --------  --------      --------  --------
Income before income taxes                    70,035    41,537       149,683    59,528
Income tax expense                            32,916    19,730        68,444    28,276
                                            --------  --------      --------  --------
     Net income                             $ 37,119  $ 21,807      $ 81,239  $ 31,252
                                            ========  ========      ========  ========

Basic and diluted earnings per share        $   0.31  $   0.18      $   0.67  $   0.25
                                            ========  ========      ========  ========

Weighted average shares
   outstanding                               121,399   122,580       121,343   122,943
                                            ========  ========      ========  ========



     The accompanying Notes are an integral part of the Consolidated Financial Statements.

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


                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                            For the Six Months
                                                              Ended June 30,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
Operating Activities
Net income                                                $  81,239   $ 31,252
Adjustments to reconcile net income to net
  cash provided by operating activities:
     Depreciation and amortization                          100,562     92,362
     Deferred income taxes                                   32,578      3,431
     Gain on sale of cellular investments                   (31,569)    (3,029)
     Equity in net income of unconsolidated
      entities, net of distributions                         (3,217)   (16,472)
     Minority interests in net income of
      consolidated entities                                  31,558     25,917
     Changes in operating assets and liabilities,
      excluding acquisitions
        Receivables, net                                    (18,847)    (1,814)
        Other current assets                                 12,470      5,016
        Trade accounts and other payables                   (45,670)   (24,770)
        Accrued expenses and other
            current liabilities                             (14,479)    (1,040)
        Noncurrent assets and liabilities, net              (11,240)    (2,944)
     Other, net                                               3,302      3,084
                                                          ---------   --------
Net Cash Provided by Operating Activities                   136,687    110,993
                                                          ---------   --------

Investing Activities
Capital expenditures                                        (81,881)   (89,520)
Acquisitions of additional interests in
  consolidated entities                                     (20,543)   (23,845)
Divestitures of cellular investments                         17,574      3,888
Investments in unconsolidated entities and other               (154)   (80,156)
                                                          ---------   --------
Net Cash Used for Investing Activities                      (85,004)  (189,633)
                                                          ---------   --------

Financing Activities
Net payments under bank revolving credit facility          (105,000)   (55,000)
Proceeds from long-term debt                                100,000    200,000
Debt issuance costs                                            (856)    (1,609)
Net short-term payments                                     (10,950)   (32,905)
Purchases of common stock for treasury                            -    (18,878)
Distributions to minority investors                         (26,905)    (8,322)
Other, net                                                    1,792        908
                                                          ---------   --------
Net Cash (Used for) Provided by Financing Activities        (41,919)    84,194
                                                          ---------   --------

Increase in Cash and Cash Equivalents                         9,764      5,554
Cash and Cash Equivalents at Beginning of Period              3,471      2,554
                                                          ---------   --------
Cash and Cash Equivalents at End of Period                $  13,235   $  8,108
                                                          =========   ========



     The accompanying Notes are an integral part of the Consolidated Financial Statements.

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                   360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

          NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS


1.  Basis of Consolidation and Presentation

     360 Communications Company and Subsidiaries (the "Company") provide wireless voice and data telecommunications services. The Company also markets residential long distance and paging services in the states in which the Company provides wireless service. The Company operates as a general and limited partner and majority owner of cellular systems in various metropolitan and rural service areas and as a limited minority partner or manager in other cellular systems. The Company operates in four regions in the United States: Mid-Atlantic, Midwest, Southeast and West.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned and majority-owned subsidiaries. The assets, liabilities and results of operations of entities (both corporations and partnerships) in which the Company has a controlling interest have been consolidated. The ownership interests of noncontrolling owners in such entities are reflected as minority interests. The Company accounts for all other investees using the equity method of accounting. All significant intercompany accounts and transactions have been eliminated.

     The unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles and are presented in accordance with the rules and regulations of the Securities and Exchange Commission applicable to interim financial information. In the Company's opinion, the unaudited consolidated financial statements include all adjustments necessary to present fairly the financial position and results of operations for each interim period presented. All such adjustments are of a normal recurring nature. These financials should be read in conjunction with the consolidated financial statements, including the notes thereto, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

2.  Earnings Per Share

     Basic earnings per share amounts were computed using the weighted average number of shares outstanding, excluding common stock equivalents, totaling 121,398,933 and 122,579,873 for the three months ended June 30, 1998 and 1997, respectively, and 121,343,131 and 122,943,476 for the six months ended June 30, 1998 and 1997, respectively. Diluted earnings per share amounts were computed using the weighted average number of shares outstanding, including common stock equivalents, totaling 122,299,739 and 122,579,873 for the three months ended June 30, 1998 and 1997, respectively, and 121,866,090 and 122,995,723 for the six months ended June 30, 1998 and 1997, respectively. Options to purchase approximately 1,899,000 and 845,000 shares of common stock for the three and six months ended June 30, 1997, respectively, were excluded from the computation of diluted earnings per share because the effect was antidilutive.

3.  Comprehensive Income

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." This statement requires that all items recognized under accounting standards as components of comprehensive income be reported in a full set of general purpose financial statements. The Company does not have any components of comprehensive income to report.

4.  Acquisitions and Divestitures

     During the second quarter of 1998, the Company acquired minority interests in two of its controlled markets. Also during the quarter, the Company divested its ownership interest in an unconsolidated entity.


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     During the first quarter of 1998,  the Company  divested its 27.9% interest in the Omaha, Nebraska, cellular market was completed through the sale of its interest in the Omaha Cellular General Partnership. This divestiture was initiated by the managing partner's exercise of an option to acquire the Company's interest pursuant to a preexisting agreement. The Company recognized a gain of $30.5 million in other income ($18.1 million, net of tax) on this transaction. Also during the first quarter of 1998, the Company acquired a minority interest in one of its controlled markets.

     During the first and second quarters of 1997, the Company divested ownership interests in certain unconsolidated entities as well as in one of its controlled markets. During the second quarter of 1997, the Company and BellSouth Corporation ("BellSouth") combined their interests in two partnerships that own and control cellular licenses and operations in Richmond, Virginia, and Orlando, Florida. The resulting partnership is owned approximately 75% by BellSouth and 25% by the Company, with the Company assuming management responsibilities of the cellular operations in Richmond. In connection with this transaction, the Company contributed $80 million to the resulting partnership. In 1997, the Company acquired minority interests in 15 of its controlled markets, which increased its ownership interest to 100% in 10 of those markets.

5.  Income Taxes

     Excluding the tax effects associated with the gain on the sale of a cellular investment, the estimated annual effective tax rate was 47.0% for the six months ended June 30, 1998, differing from the statutory rate due to nondeductible amortization of goodwill and state income tax expense.

6.  Subsequent Event

     On July 1, 1998, the Company and ALLTEL Corporation ("ALLTEL") completed the merger of an ALLTEL subsidiary with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding share of the Company's common stock (other than shares owned by ALLTEL, ALLTEL's subsidiaries, the Company's subsidiaries, or held as treasury stock by the Company) was converted into the right to receive .74 of a share of ALLTEL common stock, par value $1.00 per share, and the Company became a wholly owned subsidiary of ALLTEL. Also, at the effective time of the Merger, each issued and outstanding share of common stock of the ALLTEL subsidiary involved in the Merger was converted into one validly issued, fully paid and non-assessable share of common stock of the surviving corporation representing 1,000 shares of common stock, $0.01 par value.

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